NOTICE OF RESTRICTED STOCK AWARD

VOLITIONRX LIMITED

2015 STOCK INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the VolitionRx Limited (the “Company”) 2015 Stock Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Award (the “Notice”) and the attached Restricted Stock Agreement (the “Restricted Stock Agreement”).  You have been granted the opportunity to purchase Shares of the Company that are subject to restrictions (the “Restricted Shares”) and the terms and conditions of the Plan, this Notice and the attached Restricted Stock Agreement.

Name: _____________________________________________

Address: ___________________________________________

Total Number of Restricted Shares Awarded: ____________

Fair Market Value per Restricted Share:

$_____

Total Fair Market Value of Award:

$_____

Purchase Price per Restricted Share:

$_____

Total Purchase Price for all Restricted Shares:

$_____

Date of Grant: _____________________________________

Vesting Commencement Date: _______________________

Vesting Schedule: __________________________________

[INSERT VESTING SCHEDULE].

Additional Terms: __________________________________

        If this box is checked, the additional terms and conditions set forth on Attachment 1 hereto (as executed by the Company) are applicable and are incorporated herein by reference.  No document need be attached as Attachment 1 if the box is not checked.

You acknowledge that the vesting of the Restricted Shares pursuant to this Notice is earned only by continuing Service.  By accepting the Restricted Shares, you and the Company agree that the Restricted Shares are granted under and governed by the terms and conditions of the Plan, the Notice and the Restricted Stock Agreement.  You acknowledge and agree that the Vesting Schedule may change prospectively in the event that your Service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards.  You further acknowledge that the grant of the Restricted Shares by the Company is at the Company’s sole discretion, and does not entitle you to further grant(s) of Restricted Shares or any other award(s) under the Plan or any other plan or program maintained by the Company or any Parent, Subsidiary or Affiliate of the Company.  By accepting the Restricted Shares, you consent to electronic delivery as set forth in the Restricted Stock Agreement.  If the Restricted Stock Agreement is not executed by you within thirty (30) days of the Company’s delivery of this Agreement to you, then this grant shall be void.

PARTICIPANT: Signature: ________________________________ Print Name: ________________________________	VOLITIONRX LIMITED By: ________________________________ Name: ________________________________ Its: ________________________________

RESTRICTED STOCK AGREEMENT

VOLITIONRX LIMITED

2015 STOCK INCENTIVE PLAN

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”) is made as of ____________________, 2015 by and between VolitionRx Limited, a Delaware corporation (the “Company”), and ____________________ (“you”) pursuant to the Company’s 2015 Stock Incentive Plan (the “Plan”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same meanings in this Agreement.

1.

Sale of Stock.  Subject to the terms and conditions of this Agreement, on the Purchase Date (as defined below) the Company will issue and sell to you, and you agree to purchase from the Company, the number of Shares shown on the Notice of Restricted Stock Award (the “Notice”) at a purchase price of $__________ per Share.  The term “Shares” refers to the purchased Shares and all securities received in replacement of or in connection with the Shares pursuant to stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which you are entitled by reason of your ownership of the Shares.

2.

Time and Place of Purchase.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution of this Agreement by the parties, or on such other date as the Company and you shall agree (the “Purchase Date”).  On the Purchase Date, the Company will issue uncertificated shares designated for you in book entry form on the records of the Company’s transfer agent, representing the Shares to be purchased by you against payment of the purchase price therefor by you by (a) check made payable to the Company, (b) cancellation of indebtedness of the Company to you, (c) your personal Services that the Committee has determined have already been or will be rendered to the Company, or (d) a combination of the foregoing.

3.

Restrictions on Resale.  By signing this Agreement, you agree not to sell any Shares acquired pursuant to the Plan and this Agreement at a time when applicable laws, regulations or Company or underwriter trading policies prohibit exercise or sale.  This restriction will apply as long as you are providing Service to the Company or a Subsidiary of the Company.

3.1

Repurchase Right on Termination Other Than for Cause.  For the purposes of this Agreement, a “Repurchase Event” shall mean an occurrence of one of the following:

(a)

termination of your Service, whether voluntary or involuntary and with or without cause;

(b)

your resignation, retirement or death; or

(c)

any attempted transfer by you of the Shares, or any interest therein, in violation of this Agreement.

Upon the occurrence of a Repurchase Event, the Company shall have the right (but not an obligation) to purchase your Shares at a price equal to the Purchase Price per Share (the “Repurchase Right”).  The Repurchase Right shall lapse in accordance with the vesting schedule set forth in the Notice of Restricted Stock Award.  For purposes of this Agreement, “Unvested Shares” means Stock pursuant to which the Company’s Repurchase Right has not lapsed.

3.2

Exercise of Repurchase Right.  Unless the Company provides written notice to you within 90 days from the date of termination of your Service to the Company that the Company does not intend to exercise its Repurchase Right with respect to some or all of the Unvested Shares, the Repurchase Right shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify you that it is exercising its Repurchase Right as of a date prior to such 90th day.  Unless you are otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Right as to some or all of the Unvested Shares, execution of this Agreement by you constitutes written notice to you of the Company’s intention to exercise its Repurchase Right with respect to all Unvested Shares to which such Repurchase Right applies at the time of your termination of Service.  The Company, at its choice, may satisfy its payment obligation to you with respect to exercise of the Repurchase Right by either (A) delivering a check to you in the amount of the purchase price for the Unvested Shares being repurchased, or (B) in the event you are indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price.  In the event of any deemed automatic exercise of the Repurchase Right by canceling an amount of such indebtedness equal to the purchase price for the Unvested Shares being repurchased, such cancellation of indebtedness shall be deemed automatically to occur as of the 90th day following termination of your Service unless the Company otherwise satisfies its payment obligations.  As a result of any repurchase of Unvested Shares pursuant to the Repurchase Right, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Unvested Shares being repurchased by the Company, without further action by you.

3.3

Acceptance of Restrictions.  Acceptance of the Shares shall constitute your agreement to such restrictions and the notation in the Company’s direct registration system for stock issuance and transfer of such restrictions set forth in Section 4.1 with respect thereto.  Notwithstanding such restrictions, however, so long as you are the holder of the Shares, or any portion thereof, he or she shall be entitled to receive all dividends declared on and to vote the Shares and to all other rights of a stockholder with respect thereto.

3.4

Non-Transferability of Unvested Shares.  In addition to any other limitation on transfer created by applicable securities laws or any other agreement between the Company and you, you may not transfer any Unvested Shares, or any interest therein, unless consented to in writing by a duly authorized representative of the Company.  Any purported transfer is void and of no effect, and no purported transferee thereof will be recognized as a holder of the Unvested Shares for any purpose whatsoever.  Should such a transfer purport to occur, the Company may refuse to carry out the transfer on its books, set aside the transfer, or exercise any other legal or equitable remedy.  In the event the Company consents to a transfer of Unvested Shares, all transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Right.  In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest you for consideration equal to the amount to be paid by the Company hereunder.  In the event the Repurchase Right is deemed exercised by the Company, the Company may deem any transferee to have transferred the Shares or interest to you prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy your obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay you for such Shares or interest.

3.5

Assignment.  The Repurchase Right may be assigned by the Company in whole or in part to any persons or organization.

4.

Stop Transfer Orders.

4.1

Stop-Transfer Notices.  You agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

4.2

Refusal to Transfer.  The Company shall not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as the owner or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

5.

No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent, Subsidiary or Affiliate of the Company, to terminate your Service, for any reason, with or without Cause.

6.

Miscellaneous.

6.1

Acknowledgement.  The Company and you agree that the Restricted Shares are granted under and governed by the Notice, this Agreement and the provisions of the Plan (incorporated herein by reference).  You:  (a) acknowledge receipt of a copy of the Plan and the Plan prospectus, (b) represent that you have carefully read and are familiar with their provisions, and (c) hereby accept the Restricted Shares subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.  You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice and the Restricted Stock Agreement.

6.2

Entire Agreement; Enforcement of Rights.  This Agreement, the Plan and the Notice constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them.  Any prior agreements, commitments or negotiations concerning the purchase of the Shares hereunder are superseded.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

6.3

Compliance with Laws and Regulations.  The issuance of Shares will be subject to and conditioned upon compliance by the Company and you with all applicable state, federal and foreign laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.  The Shares issued pursuant to this Agreement shall be endorsed with appropriate legends, if any, determined by the Company.

6.4

Governing Law; Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of this Agreement shall be interpreted as if such provision were so excluded and (c) the balance of this Agreement shall be enforceable in accordance with its terms.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.  For purposes of litigating any dispute that may arise directly or indirectly from the Plan, the Notice and this Agreement, the parties hereby submit and consent to litigation in the exclusive jurisdiction of the State of New York and agree that any such litigation shall be conducted only in the courts of New York in New York County or the federal courts of the United States for the Southern District of New York and no other courts.

6.5

Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.

6.6

Notices.  Any notice to be given under the terms of the Plan shall be addressed to the Company in care of its principal office, and any notice to be given to you shall be addressed to you at the address maintained by the Company for such person or at such other address as you may specify in writing to the Company.

6.7

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall he deemed an original and all of which together shall constitute one instrument.

6.8

U.S. Tax Consequences.  Unless an Election (defined below) is made, upon vesting of Shares, you will include in taxable income the difference between the fair market value of the vesting Shares, as determined on the date of their vesting, and the price paid for the Shares.  This will be treated as ordinary income by you and will be subject to withholding by the Company when required by applicable law.  In the absence of an Election, the Company shall satisfy the withholding requirements as set forth in Section 7 below. If you make an Election, then you must, prior to making the Election, pay in cash (or check) to the Company an amount equal to the amount the Company is required to withhold for income and employment taxes.

7.

Withholding Taxes and Stock Withholding.  Regardless of any action the Company or your actual employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company and/or the Employer (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Shares received under this award, including the award or vesting of such Shares, the subsequent sale of Shares under this award and the receipt of any dividends; and (2) do not commit to structure the terms of the award or any aspect of the Restricted Shares to reduce or eliminate your liability for Tax-Related Items.  You acknowledge that if you are subject to Tax-Related Items in more than one jurisdiction, the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

The Company will only recognize you as a record holder of Shares if you have paid or made adequate arrangements satisfactory to the Company and/or the Employer to satisfy all withholding and payment on account obligations of the Company and/or the Employer.  In this regard, you authorize the Company and/or the Employer to withhold all applicable Tax-Related Items legally payable by you from your wages or other cash compensation paid to you by the Company and/or the Employer.  With the Company’s consent, these arrangements may also include, if permissible under local law, (a) withholding Shares that otherwise would be released from the Repurchase Right when they vest, provided that the Company only withholds the amount of Shares necessary to satisfy the minimum statutory withholding amount, (b) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf and you hereby authorize such sales by this authorization), (c) your payment of a cash amount, or (d) any other arrangement approved by the Company; all under such rules as may be established by the Committee and in compliance with the Company’s Insider Trading Policy and 10b5-1 Trading Plan Policy, if applicable; provided however, that if you are a Section 16 officer of the Company under the Exchange Act, then the Committee (as constituted in accordance with Rule 16b-3 under the Exchange Act) shall establish the method of withholding from alternatives (a)-(d) above, and the Committee shall establish the method prior to the Tax-Related Items withholding event.  The Fair Market Value of these Shares, determined as of the effective date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes.  You shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of your participation in the Plan or your purchase of Shares that cannot be satisfied by the means previously described.  Finally, you acknowledge that the Company has no obligation to deliver Shares to you until you have satisfied the obligations in connection with the Tax-Related Items as described in this Section.

8.

Section 83(b) Election.  You hereby acknowledges that you have been informed that, with respect to the purchase of the Shares, an election may be filed by you with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their Fair Market Value on the date of purchase (the “Election”).  Making the Election will result in recognition of taxable income to you on the date of purchase, measured by the excess, if any, of the Fair Market Value of the Shares over the purchase price for the Shares.  Absent such an Election, taxable income will be measured and recognized by you at the time or times on which the Company’s Repurchase Right lapses.  You are strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election.  YOU ACKNOWLEDGE THAT IT IS SOLELY YOUR RESPONSIBILITY, AND NOT THE COMPANY’S RESPONSIBILITY, TO TIMELY FILE THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF YOU REQUEST THE COMPANY, OR ITS REPRESENTATIVE, TO MAKE THIS FILING ON YOUR BEHALF.

9.

Consent to Electronic Delivery of All Plan Documents and Disclosures.  By acceptance of this Restricted Stock Award, you consent to the electronic delivery of the Notice, this Agreement, the Plan, account statements, Plan prospectuses required by the Securities and Exchange Commission, U.S. financial reports of the Company, and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements) or other communications or information related to the Restricted Stock Award.  Electronic delivery may include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other delivery determined at the Company’s discretion.  You acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost if you contact the Company by telephone, through a postal service or electronic mail at notice@volitionrx.com.  You further acknowledge that you will be provided with a paper copy of any documents delivered electronically if electronic delivery fails; similarly, you understand that you must provide on request to the Company or any designated third party a paper copy of any documents delivered electronically if electronic delivery fails.  Also, you understand that your consent may be revoked or changed, including any change in the electronic mail address to which documents are delivered (if you have provided an electronic mail address), at any time by notifying the Company of such revised or revoked consent by telephone, postal service or electronic mail at notice@volitionrx.com.  Finally, you understand that you are not required to consent to electronic delivery.

10.

Adjustment.  In the event of a stock split, a stock dividend or a similar change in Company stock, the number of Shares covered by the Restricted Stock Award and the purchase price per share may be adjusted pursuant to the Plan.

11.

Award Subject to Company Clawback or Recoupment.  To the extent permitted by applicable law, the Shares shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of your employment or other Service with the Company that is applicable to you.  In addition to any other remedies available under such policy, applicable law may require the cancellation of your Shares (whether vested or unvested) and the recoupment of any gains realized with respect to your Shares.

BY ACCEPTING THIS RESTRICTED STOCK AWARD, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

The parties have executed this Agreement as of the date first set forth above.

VOLITIONRX LIMITED

By:

___________________________________________

Name:

___________________________________________

Its:

___________________________________________

RECIPIENT:

Signature: ________________________________________

Print Name: _______________________________________